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                                                                   Exhibit 99(l)

                                BROWN & WOOD LLP
                             One World Trade Center
                          New York, New York 10048-0557
                            Telephone (212) 839-5300
                            Facsimile (212) 839-5599



                                            March 3, 1999


MuniHoldings Pennsylvania Insured Fund
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Dear Sirs:

         This opinion is being furnished in connection with the registration by MuniHoldings Pennsylvania Insured Fund, a Massachusetts business trust (the
"Fund"), of        Auction Market Preferred Shares, par value $0.10 per share,
(the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act. The Shares will be issued pursuant to the Certificate of Designation to be filed with the Secretary of State of the Commonwealth of Massachusetts.

         As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust, as amended, of the Fund, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of preferred stock of the Fund.
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                           Very truly yours,

                                           /s/ Brown & Wood LLP




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